UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2024

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2024, Safe & Green Holdings Corp., a Delaware corporation (the “Company”), filed an amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock, par value $0.01 (the “Common Stock”), at a ratio of 1-for-20 (the “Reverse Stock Split”), with an effective time of 12:01 a.m. Eastern Time on May 2, 2024 (the “Effective Time”). The Company expects that upon the opening of trading on May 2, 2024, the Common Stock will begin trading under the existing trading symbol “SGBX” on a split-adjusted basis under a new CUSIP number, 78418A604.

As previously disclosed, at its annual meeting of stockholders held on December 6, 2023, the stockholders of the Company approved a proposal to authorize the Company’s Board of Directors (the “Board”) to amend the Restated Certificate to effect a reverse stock split at a ratio between 1-for-10 and 1-for-20, as determined by the Board in its discretion. On April 24, 2024, the Board approved the Reverse Stock Split.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a cash payment equal to the number shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing price of the Common Stock as reported on the Nasdaq Capital Market for the 10 days preceding the Effective Time.

In addition, in connection with the Reverse Stock Split, the number of shares of Common Stock issuable upon the exercise of the Company’s outstanding stock options and warrants will be reduced proportionately and the per share exercise price of the Company’s outstanding options and warrants will be increased proportionately.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Safe & Green Holdings Corp.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: May 2, 2024	By:	/s/ Patricia Kaelin
		Name:	Paticia Kaelin
		Title:	Chief Financial Officer

2